Exhibit 4.2

Dated 9 April 2019

CASUAL SHIPHOLDING CO.

as Released Borrower

and

WAVE SHIPPING CORP. and

AMMOS SHIPPING CORP.

as New Borrowers

and

NAVIOS MARITIME PARTNERS L.P.

as Corporate Guarantor

and

NAVIOS MARITIME OPERATING L.L.C.

as Shareholder

and

NAVIOS SHIPMANAGEMENT INC.

as Approved Manager

and

BNP PARIBAS

as Lender, Agent and Security Trustee

and

BNP PARIBAS (SUISSE) SA

as Account Bank

DEED OF ACCESSION, AMENDMENT, RELEASE AND RESTATEMENT

relating to a loan agreement

dated 26 June 2017 (originally)

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THIS DEED is made on 9 April 2019

BETWEEN

(1)

CASUAL SHIPHOLDING CO., a corporation incorporated and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Released Borrower”);

(2)

WAVE SHIPPING CORP. and AMMOS SHIPPING CORP., each a corporation incorporated and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (“New Borrower A” and “New Borrower B” respectively, and together the “New Borrowers”);

(3)

NAVIOS MARITIME PARTNERS L.P., a limited partnership formed and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Corporate Guarantor”);

(4)

NAVIOS MARITIME OPERATING L.L.C., a limited liability company formed and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Shareholder”);

(5)

NAVIOS SHIPMANAGEMENT INC., a corporation domesticated and existing under the laws of the Marshall Islands whose registered address is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Approved Manager”);

(6)	BNP PARIBAS acting through its office at Millenaire 4, 35, rue de la Gare, CVA05A1, 75019, Paris, France (as the “Lender”, the “Agent” and the “Security Trustee”); and

(7)	BNP PARIBAS (SUISSE) SA acting through its office at Place de Hollande 2, CP CH-1211, Geneva 11, Switzerland (the “Account Bank”).

BACKGROUND

(A)

By a loan agreement originally dated 26 June 2017 (the “Loan Agreement”) and made between (i) the Released Borrower and Finian Navigation Co. (“Finian”) as joint and several borrowers (together, the “Original Borrowers”), (ii) the Lender, (iii) the Agent and (iv) the Security Trustee, the Lender made available to the Original Borrowers a loan of $32,000,000 (originally), of which an amount of $12,498,000 is outstanding by way of principal on the date hereof.

(B)

By an agency and trust deed dated 26 June 2017 (the “Agency and Trust Deed”) entered into pursuant to the Loan Agreement, it was agreed that the Security Trustee would hold the Trust Property on trust for the Creditor Parties.

(C)

By a corporate guarantee dated 26 June 2017 (the “Corporate Guarantee”) and made between (i) the Corporate Guarantor and (ii) the Security Trustee, the Corporate Guarantor guaranteed the obligations of the Original Borrowers under the Loan Agreement and the other Finance Documents.

(D)

By a deed of release dated 13 December 2018 and made between (i) the Agent, (ii) the Security Trustee, (iii) the Lender, (iv) the Account Bank, (v) Finian, (vi) the Released Borrower, (vii) the Shareholder, (viii) the Corporate Guarantor and (ix) the Approved Manager, the Creditor Parties agreed, inter alia, to the release of Finian from its obligations under the Finance Documents to which it was a party and to the release of the Security Interests created by the Released Finance Documents (as defined therein).

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(E)	The Released Borrower has requested (the “Request”) that the Creditor Parties agree to, inter alia:

(i)	the substitution of the Released Ship with both of Ship A and Ship B (as herein defined), being other vessels owned by members of the Group;

(ii)	the release of the Released Borrower, being the owner of the Released Ship, from its obligations under certain Finance Documents to which it is a party;

(iii)

the accession of the New Borrowers, each being a shipping company falling under the same ownership structure as the Released Borrower, to the Loan Agreement and to certain of the other Finance Documents and assuming the Released Borrower’s obligations thereunder (the “Accession”); and

(iv)	the entry by the Security Parties into the New Security Documents in connection with the Accession.

(F)	This Deed sets out the terms and conditions on which the Creditor Parties and the Original Security Parties agree, with effect on and from the Effective Date, to:

(i)	the Request; and

(ii)

the consequential amendments to the Loan Agreement, including, without limitation, the incorporation into the Loan Agreement of a revised repayment schedule by amendments to clause 8.1 (amount of repayment instalments) and the other Continuing Finance Documents in connection with the Request (the “Consequential Amendments”).

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions

Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Deed (including the Recitals) unless the context otherwise requires or they are otherwise defined in this Deed.

1.2	Definitions

In this Deed, unless the contrary intention appears:

“Agency and Trust Deed” means the Agency and Trust Deed referred to in Recital (B);

“Amended and Restated Loan Agreement” means the Loan Agreement, as amended and restated by this Deed, in the form set out in the Appendix;

“Casual Cash Collateral Account” means an account in the name of the Released Borrower with the Account Bank designated “Casual Shipholding Co. – Cash Collateral Account”, or any other account (with that or another office of the Account Bank) which replaces this account and is designated by the Agent as the Casual Cash Collateral Account for the purposes of this Deed;

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“Continuing Finance Documents” means any Finance Document other than the Released Finance Documents;

“Corporate Guarantee” means the Corporate Guarantee referred to in Recital (C);

“Effective Date” means the date on which the Agent is satisfied that the conditions precedent in Clause 3 have been fulfilled;

“Loan Agreement” means the Loan Agreement referred to in Recital (A);

“New Approved Manager’s Undertaking A” means a manager’s undertaking, including an assignment of insurances dated granted or to be granted by the Approved Manager in favour of the Security Trustee in relation to Ship A;

“New Approved Manager’s Undertaking B” means a manager’s undertaking, including an assignment of insurances dated granted or to be granted by the Approved Manager in favour of the Security Trustee in relation to Ship B;

“New Approved Manager’s Undertakings” means New Approved Manager’s Undertaking A and New Approved Manager’s Undertaking B;

“New Earnings Account Pledge A” means an earnings account pledge in relation to New Borrower A’s Earnings Account (as defined in the Amended and Restated Loan Agreement) made or to be made, inter alios, between New Borrower A, the Lender, the Agent, the Security Trustee and the Earnings Account Bank (as defined in the Amended and Restated Loan Agreement);

“New Earnings Account Pledge B” means an earnings account pledge in relation to New Borrower B’s Earnings Account (as defined in the Amended and Restated Loan Agreement) made or to be made, inter alios, between New Borrower B, the Lender, the Agent, the Security Trustee and the Earnings Account Bank (as defined in the Amended and Restated Loan Agreement);

“New Earnings Account Pledges” means New Earnings Account Pledge A and New Earnings Account Pledge B;

“New General Assignment A” means a general assignment in relation to Ship A’s Earnings, Insurances and Requisition Compensation granted or to be granted by New Borrower A in favour of the Security Trustee;

“New General Assignment B” means a general assignment in relation to Ship B’s Earnings, Insurances and Requisition Compensation granted or to be granted by New Borrower B in favour of the Security Trustee;

“New General Assignments” means New General Assignment A and New General Assignment B;

“New Mortgage A” means a first preferred Panamanian mortgage in respect of New Ship A granted or to be granted by New Borrower A in favour of the Security Trustee;

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“New Mortgage B” means a first preferred Panamanian mortgage in respect of New Ship B granted or to be granted by New Borrower B in favour of the Security Trustee;

“New Mortgages” means New Mortgage A and New Mortgage B;

“New Negative Pledge A” means a negative pledge in relation to the shares of New Borrower A made or to be made by the Shareholder in favour of the Security Trustee;

“New Negative Pledge B” means a negative pledge in relation to the shares of New Borrower B made or to be made by the Shareholder in favour of the Security Trustee;

“New Negative Pledges” means New Negative Pledge A and New Negative Pledge B;

“New Security Documents” means each of the New Approved Manager’s Undertakings, the New Earnings Account Pledges, the New General Assignments, the New Mortgages and the New Negative Pledges;

“Original Security Parties” means, together, the Corporate Guarantor, the Approved Manager and the Shareholder;

“Released Approved Manager’s Undertaking” means a manager’s undertaking, including an assignment of insurances dated 17 July 2017 and granted by the Approved Manager in favour of the Security Trustee in relation to the Released Ship;

“Released Earnings Account Pledge” means an earnings account pledge in relation to the Released Borrower’s earnings account dated 28 June 2017 and made, inter alios, between the Released Borrower, the Lender, the Agent, the Security Trustee and the Account Bank;

“Released Finance Documents” means the Released Earnings Account Pledge, the Released Mortgage, the Released Negative Pledge, the Released General Assignment and the Released Approved Manager’s Undertaking;

“Released General Assignment” means a general assignment in relation to the Released Ship’s Earnings, Insurances and Requisition Compensation dated 17 July 2017 and granted by the Released Borrower in favour of the Security Trustee;

“Released Mortgage” means a first preferred Panamanian mortgage dated 17 July 2017 over the Released Ship and granted by the Released Borrower in favour of the Security Trustee;

“Released Negative Pledge” means a negative pledge in relation to the shares of the Released Borrower dated 26 June 2017 and made between the Shareholder in favour of the Security Trustee;

“Released Ship” means the ship defined as Released Ship B in the Amended and Restated Loan Agreement;

“Ship” means each of Ship A and Ship B, and, in the plural, means both of them;

“Ship A” has the meaning given to it in the Amended and Restated Loan Agreement;

“Ship B” has the meaning given to it in the Amended and Restated Loan Agreement;

“Security Parties” means, together, the Original Security Parties and the New Borrowers; and

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“Subject Security Parties” means (i) the Released Borrower, (ii) the Shareholder in its capacity as shareholder of the Released Borrower and (iii) the Approved Manager in its capacity as manager of the Released Ship; and

“Swiss Security Documents” means the Swiss Security Documents referred to in Clause 3.4(b).

1.3	Application of construction and interpretation provisions of Loan Agreement

Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Deed.

2	AGREEMENT OF THE CREDITOR PARTIES

2.1	Agreement of the Creditor Parties

The Creditor Parties, subject to and upon the other terms and conditions of this Deed, hereby agree to (i) the Request and (ii) the Consequential Amendments, including the amendment of the Loan Agreement and the other Continuing Finance Documents as set out in Clause 5 hereof.

2.2	Effective Date

The agreement of the Creditor Parties contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT AND CONDITIONS SUBSEQUENT

3.1	General

The agreement contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent

The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before the Effective Date (or such later date as the Agent may agree with the New Borrowers):

(a)	copies of the certificate of incorporation and constitutional documents of the New Borrowers;

(b)	copies of resolutions of the directors and of the shareholders of each Security Party, authorising the execution of this Deed and the New Security Documents to which each is a party;

(c)	evidence in form satisfactory to the Agent that each Security Party is in good standing in its jurisdiction of incorporation;

(d)	the original of any power of attorney under which this Deed and the New Security Documents are to be executed on behalf of the Security Parties (as applicable);

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(e)	copies of all consents which the New Borrowers or any Security Party requires to enter into, or make any payment under, any New Security Document.

(f)	a duly executed original of this Deed and the New Security Documents;

(g)

a market valuation for each Ship, to be obtained from an Approved Broker nominated by the relevant New Borrower and appointed by the Lender at the relevant New Borrower’s expense, which evidences that aggregate of the Market Values (as defined in the Amended and Restated Loan Agreement) of the Ships meets the requirement for the Security Cover Ratio (as defined in the Amended and Restated Loan Agreement) to be at least 120 per cent of the Loan (as defined in the Amended and Restated Loan Agreement);

(h)	documentary evidence that;

(i)	each Ship is definitively and permanently registered in the name of the relevant New Borrower under the Panamanian flag;

(ii)	each Ship is in the absolute and unencumbered ownership of the relevant New Borrower save as contemplated by the Continuing Finance Documents;

(iii)

each Ship maintains the highest available class with a first-class classification society which is a member of IACS as the Agent may approve free of all overdue recommendations and conditions of such classification society;

(iv)	each New Mortgage has been duly registered against the relevant Ship as a valid first preferred mortgage in accordance with the laws of the Republic of Panama; and

(v)

each Ship is insured in accordance with the provisions of the Amended and Restated Loan Agreement and all requirements therein in respect of insurances have been complied with, including agreed form letters of undertaking of the insurance brokers and club managers, certificates of entry and/or cover notes with respect to the relevant Ship;

(i)	documents establishing that the each Ship will, as from the Effective Date, be managed by the Approved Manager on terms acceptable to the Lender, together with:

(i)	the relevant New Approved Manager’s Undertaking in respect of the relevant Ship;

(ii)

copies of the Approved Manager’s document of compliance (DOC) and the safety management certificate (SMC) in respect of each Ship referred to in paragraph (a) of the definition of the ISM Code Documentation certified as true and in effect by the relevant New Borrower and the Approved Manager; and

(iii)	a copy of the International Ship Security Certificate in respect of the relevant Ship certified as true and in effect by the relevant New Borrower and the Approved Manager;

(j)

a favourable opinion from an independent insurance consultant acceptable to the Agent on such matters relating to the Insurances (as defined in the Amended and Restated Loan Agreement) for the relevant Ship as the Agent may require (all fees and expenses incurred in relation to the appointment of the marine insurance broker for the purpose of issuing such opinion shall be for the account of the New Borrowers);

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(k)	evidence satisfactory to the Agent that the Minimum Liquidity amount (as defined in the Amended and Restated Loan Agreement) is standing to the credit of the Casual Cash Collateral Account;

(l)

favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands, Panama, Germany and such other relevant jurisdictions as the Agent may require;

(m)	evidence that the process agent named in Clause 16.3 has accepted its appointment;

(n)	evidence satisfactory to the Agent that the New Borrowers have paid in full the fee set out in Clause 13.1; and

(o)	if the Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Agent.

3.3	Waiver of conditions precedent

If the Agent, at its discretion, permits for the Effective Date to take place before certain of the conditions referred to in Clause 3.2 are satisfied, each of the Security Parties shall ensure that those conditions are satisfied within 5 Business Days after the Effective Date (or such longer period as the Agent may specify at its sole discretion), which however, shall not be taken as a waiver of the Agent’s right to require production of all the documents and evidence required by Clause 3.2.

3.4	Conditions subsequent

As a condition subsequent, the New Borrowers shall within 90 days of the Effective Date have procured that the Agent receives:

(a)

the originals of any mandates or other documents required in connection with the opening or operation of both the Cash Collateral Account and the Retention Account (each as defined in the Amended and Restated Loan Agreement, and together the “Swiss Accounts”) (including but not limited to two certified forms of identification in respect of each signatory of each of the Swiss Accounts and of an officer of each New Borrower and the Corporate Guarantor) and all other information required by the Creditor Parties or any of them in relation to their “know your customer” regulations including, but not limited to, all applicable laws of the European Union, Switzerland and United States of America in connection with the New Borrowers, the Corporate Guarantor and any other Security Party and their respective beneficial owners (whether in connection with the opening of the Swiss Account or otherwise);

(b)	a duly executed original of each of the Swiss law governed pledge agreements (the “Swiss Security Documents”) over each of the Swiss Accounts;

(c)

copies of resolutions of the shareholders, members, partners, managers and directors, as applicable, of the relevant Security Party authorising the execution of each of the Swiss Security Documents to which it is a party;

(d)	the original of any power of attorney under which the Swiss Documents above are to be executed on behalf of any Security Party; and

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(e)

favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and Switzerland and such other relevant jurisdictions as the Agent may require,

upon fulfilment of which to the satisfaction of the Agent in its sole discretion the Agent and the Account Bank will execute a deed of release releasing, inter alia, the Released Borrower from, inter alia, its obligations under the existing Account Pledges over each of the existing Cash Collateral Account and the existing Retention Account and from its obligations under the Loan Agreement.

4	REPRESENTATIONS AND WARRANTIES

4.1	Representation and warranties of the New Borrowers

The representations and warranties in clause 10 (representations and warranties) of the Amended and Restated Loan Agreement are deemed to be made on the Effective Date by the New Borrowers with reference to the circumstances now existing.

4.2	Repetition of Amended and Restated Agreement Loan representations and warranties

Each of the Original Security Parties represents and warrants to the Creditor Parties as at the Effective Date that the representations and warranties in clause 10 (representations and warranties) of the Amended and Restated Loan Agreement are true and not misleading if repeated on the date of this Deed.

4.3	Repetition of Continuing Finance Documents representations and warranties

The Security Parties represent and warrant to the Creditor Parties that the representations and warranties in the Continuing Finance Documents (other than the Amended and Restated Loan Agreement) to which each of them is a party, as amended and restated by this Deed and updated with appropriate modifications to refer to this Deed, remain true and not misleading if repeated on the date of this Deed with reference to the circumstances now existing.

5	RELEASE AND DISCHARGE

5.1	Release of Security Interests

With effect on and from the Effective Date, and without prejudice to the obligations of the Security Parties under the Amended and Restated Loan Agreement and the Continuing Finance Documents to which each is a party, all of which shall remain in full force and effect, the Creditor Parties hereby irrevocably and unconditionally release all the Security Interests created in their favour by the Subject Security Parties under the Released Finance Documents.

6	REASSIGNMENT OF ASSIGNED PROPERTY

6.1	Reassignment

The Security Trustee, without any warranty, representation, covenant or other recourse, reassigns to the Subject Security Parties, all rights and interests of every kind which the Security Trustee now has to, in or in connection with the Released Finance Documents.

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7	FURTHER DOCUMENTS

7.1	Delivery of further documents

Subject to the Released Borrower paying to the Security Trustee all expenses incurred by the Security Trustee in accordance with clause 20 (fees and expenses) of the Loan Agreement, the Security Trustee shall promptly after execution and delivery of this Deed deliver to the relevant Subject Security Party:

(i)	evidence that the Released Mortgage has been discharged; and

(ii)	executed notices of reassignment of Insurances in the form set out in Schedule 1 (Form of Notice of Reassignment).

8	AMENDMENT AND RESTATEMENT OF LOAN AGREEMENT

8.1	Amendment and restatement of the Loan Agreement

With effect on and from the Effective Date, the Loan Agreement shall be, and shall be deemed by this Deed to be amended and restated in the form of the Amended and Restated Loan Agreement as attached in the Appendix.

8.2	Amendments to Continuing Finance Documents

With effect on and from (and subject to the occurrence of) the Effective Date, the Continuing Finance Documents shall be, and shall be deemed by this Deed to be, amended as follows:

(a)

the definition of, and references throughout each of the Continuing Finance Documents to the “Loan Agreement” and any of the other Continuing Finance Documents shall be construed as if the same referred to, respectively:

(i)	the Amended and Restated Loan Agreement; and

(ii)	the other Continuing Finance Documents as supplemented and amended by this Clause 8.2;

(b)	by deleting in the Agency and Trust Deed the definition “Loan Agreement” and replacing it with the following new definition:

“”Loan Agreement” means the loan agreement referred to in Recital (A), as amended and supplemented from time to time”;

(c)

by deleting the words “HFW Nominees Ltd at their office for the time being, presently at Friary Court, 65 Crutched Friars, London EC3N 2AE, England” and replacing them with the words “Hill Dickinson LLP at their office for the time being, presently at The Broadgate Tower, 20 Primrose Street, London EC2A 2EW, England” in clause 8.4 of the Agency and Trust Deed;

(d)

by deleting the words “HFW Nominees Ltd. at their office for the time being, presently at Friary Court, 65 Crutched Friars, London EC3N 2AE, England” and replacing them with the words “Hill Dickinson LLP at their office for the time being, presently at The Broadgate Tower, 20 Primrose Street, London EC2A 2EW, England” in clause 19.4 of the Corporate Guarantee;

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(e)

by construing references throughout each of the Continuing Finance Documents to “the Borrowers” as if the same referred to the New Borrowers as joint and several borrowers, or, where the context so requires, any of them; and

(f)

by construing references throughout each of the Continuing Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to those Continuing Finance Documents as supplemented and amended by this Deed.

8.3	Continuing Finance Documents to remain in full force and effect

The Loan Agreement and each of the other Continuing Finance Documents shall remain in full force and effect as supplemented and amended by:

(a)	the amendments contained or referred to in Clauses 8.1 and 8.2 respectively; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Deed.

9	ACCESSION AND ASSUMPTION

With effect on and from (and subject to the occurrence of) the Effective Date:

(a)	the New Borrowers agree that:

(i)

they will each accede to the Loan Agreement and the Agency and Trust Deed as amended and restated or, as the case may be, supplemented by this Deed as Borrowers and will assume the obligations of the Released Borrower thereunder;

(ii)	they will be bound, on a joint and several basis, by the terms of the Amended and Restated Loan Agreement and the Agency and Trust Deed as amended and supplemented by this Deed; and

(b)

the New Borrowers agree to be jointly and severally liable for the repayment of the Loan plus interest accrued thereon and all other obligations and liabilities under the Amended and Restated Loan Agreement and the Agency and Trust Deed as amended and supplemented by this Deed;

(c)	the Corporate Guarantor agrees that:

(i)	it shall be bound by the terms of the Amended and Restated Loan Agreement and the other Continuing Finance Documents; and

(ii)	its guarantee and indemnity:

(A)	has full force and effect on the terms of the Amended and Restated Loan Agreement; and

(B)	extends to the obligations of the other Security Parties under the Continuing Finance Documents.

(d)

the Original Security Parties and the Creditor Parties agree to the accession by the New Borrowers to the Amended and Restated Loan Agreement and the Agency and Trust Deed as amended and supplemented by this Deed as joint and several Borrowers.

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10	SECURITY

On the Effective Date, each Original Security Party confirms that:

(a)

any Security created by it under the Continuing Finance Documents to which it is a party extends to the obligations of the Security Parties under the Continuing Finance Documents (including, without limitation, the Amended and Restated Loan Agreement);

(b)	the obligations of the Security Parties arising under the Amended and Restated Loan Agreement are included in the Secured Liabilities; and

(c)	the Security created pursuant to the Continuing Finance Documents continues in full force and effect on the terms of the respective Continuing Finance Documents.

11	FURTHER ASSURANCES

11.1	Security Parties obligation to execute further documents etc.

The Security Parties shall:

(a)

execute and deliver to the Agent (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Agent may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Agent may, by notice to the relevant Security Party, specify for any of the purposes described in Clause 11.2 or for any similar or related purpose.

11.2	Purposes of further assurances

Those purposes are:

(a)

validly and effectively to create any Security Interest or right of any kind which the Security Trustee intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and restated or supplemented by this Deed; and

(b)	implementing the terms and provisions of this Deed.

11.3	Terms of further assurances

The Agent may specify the terms of any document to be executed by the Security Parties under Clause 11.1, and those terms may include any covenants, powers and provisions which the Agent considers appropriate to protect its interests and the interests of the other Creditor Parties.

11.4	Obligation to comply with notice

The Security Parties shall comply with a notice under Clause 11.1 by the date specified in the notice.

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11.5	Additional corporate action

At the same time as the Security Parties deliver to the Agent any document executed under Clause 11.1(a), the Security Parties shall also deliver to the Agent a certificate signed by an officer of each Security Party which shall:

(a)	set out the text of a resolution of that Security Parties’ directors specifically authorising the execution of the document specified by the Agent; and

(b)

state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Security Parties articles of association or other constitutional documents.

12	APPOINTMENT OF SECURITY TRUSTEE

(a)

Without limiting any other rights of the Security Trustee under the Agency and Trust Deed or any other Continuing Finance Documents, in relation to the Swiss Security Documents the following shall apply:

(i)	each present and future Creditor Party hereby authorises the Security Trustee:

(A)

acting for itself and in the name and for the account of such Creditor Party to accept as its direct representative (direkter Stellvertreter) any Swiss law pledge or any other Swiss law accessory (akzessorische) security made or expressed to be made to such Creditor Party in relation to the Swiss Security Documents, to hold, administer and, if necessary, enforce any such security on behalf of each relevant Creditor Party which has the benefit of such security;

(B)

to agree as its direct representative (direkter Stellvertreter) to amendments and alterations to any Swiss Security Document which creates a pledge or any other Swiss law accessory (akzessorische) security;

(C)	to effect as its direct representative (direkter Stellvertreter) any release of a security created under a Swiss Security Document in accordance with the Agency and Trust Deed and this Deed; and

(b)

to exercise as its direct representative (direkter Stellvertreter) such other rights granted to the Security Trustee hereunder, under the Agency and Trust Deed or under the relevant Swiss Security Document.

13	EXPENSES

13.1	Up-front fee

The Released Borrower shall pay to the Agent on or prior to the date of this Deed a non-refundable up-front fee in the amount of $20,000 for distribution to the Lender.

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13.2	Fees and expenses

The provisions of clause 20 (fees and expenses) of the Amended and Restated Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

14	COMMUNICATIONS

14.1	General

The provisions of clause 28 (notices) of the Amended and Restated Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

15	SUPPLEMENTAL

15.1	Counterparts

This Deed may be executed in any number of counterparts.

15.2	Third party rights

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

16	LAW AND JURISDICTION

16.1	Governing law

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

16.2	Incorporation of the Loan Agreement provisions

The provisions of clauses 31 (law and jurisdiction) of the Amended and Restated Loan Agreement shall apply to this Deed as if they were expressly incorporated in this Deed with any necessary modifications.

16.3	Process agent

Each of the Security Parties irrevocably appoints Hill Dickinson LLP at their office for the time being, presently at The Broadgate Tower, 20 Primrose Street, London EC2A 2EW, England, to act as its agent to receive and accept on its behalf any process or other document relating to any proceedings in the English Courts which are connected with this Deed.

This DEED has been duly executed by or on behalf of the parties hereto as a Deed and has, on the date stated at the beginning of this Deed, been delivered as a Deed.

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